UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2011
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 876-6500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On June 7, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon”) entered into a License Agreement (the “License Agreement”), a Supply Agreement (the “Supply Agreement”) and a Purchase Agreement (“Stock Purchase Agreement” and collectively with the License Agreement and the Supply Agreement, the “Agreements”) with Paladin Labs Inc. Under the License Agreement, Paladin will commercialize Somaxon’s product Silenor® (doxepin) in Canada, South America, the Caribbean and Africa. Somaxon received US$500,000 in connection with the execution of the Agreements and Paladin purchased 2,184,769 shares of Somaxon’s common stock for an aggregate purchase price of US$5.0 million. Once Silenor is commercialized in the licensed territories, Somaxon will also be eligible to receive sales-based milestone payments of up to US$128.5 million as well as a tiered double-digit percentage of net sales in the licensed territories. Paladin will be responsible for regulatory submissions for Silenor in the licensed territories and will have the exclusive right to commercialize Silenor in the licensed territories. Governance of the collaboration will occur through a joint committee. Somaxon has also granted to Paladin a right of first negotiation with respect to additional doxepin products Somaxon may develop in the licensed territories and, subject to the rights Somaxon has previously granted to Proctor & Gamble, a right of first negotiation relating to rights to develop and market Silenor as an over-the-counter medication in the licensed territories.
The term of the License Agreement is from June 7, 2011 until the longer of the last date on which Silenor is sold by Paladin in the licensed territories or 15 years from the first commercial sale of Silenor in the licensed territories. Somaxon may terminate the License Agreement on a country-by-country basis in specified key countries upon 60 days’ prior written notice if the first commercial sale has not occurred in such country within 12 months of the date on which marketing approval was obtained in such country. Somaxon may terminate the License Agreement upon 60 days’ prior written notice if marketing approval in Canada has not been received by December 7, 2013. Either party may terminate the License Agreement upon an uncured material breach by the other party, upon the bankruptcy or insolvency of the other party, or a force majeure event that lasts for at least 120 days. Somaxon may also terminate the License Agreement upon 60 days’ prior written notice and payment of a termination fee if Somaxon is unable to license rights to a third party’s intellectual property and such failure would reasonably be expected to result in a claim from such third party alleging intellectual property infringement or misappropriation.
The purchase price for each share of common stock was $2.2886, which is equal to the average of the closing prices of the common stock on the Nasdaq Capital Market for the seven trading days prior to signing the Stock Purchase Agreement. The closing of the sale of the shares occurred on June 10, 2011. The Shares were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Pursuant to the License Agreement, Somaxon and Paladin have also entered into the Supply Agreement in which Somaxon will supply Paladin all of its requirements for Silenor during the term of the License Agreement or until Paladin procures its own supply of Silenor. The consideration for Somaxon’s supply of Silenor is set forth in the License Agreement. Paladin may terminate the Supply Agreement upon 10 business days notice if Somaxon is materially unable to supply Silenor to Paladin’s requirements as defined in the Supply Agreement, and at any time if Paladin enters into a direct contractual relationship with Somaxon’s manufacturer of Silenor. Somaxon may terminate the Supply Agreement upon 180 days prior written notice if there is a regulatory change or safety consideration that would have a material adverse effect on the global supply chain and at any time on six months’ prior notice after April 30, 2013.
The License Agreement, the Supply Agreement and Stock Purchase Agreement are being filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Agreements is qualified in its entirety by reference to such exhibits.
Item 3.02 Unregistered Sale of Equity Securities.
The information set forth in Item 1.01 with respect to the sale of shares of Somaxon to Paladin is hereby incorporated into this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure
On June 8, 2011, Somaxon issued a press release announcing, among other things, the signing of the Agreements with Paladin.
On June 13, 2011, Somaxon issued a press release announcing the closing of the Stock Purchase Agreement with Paladin.
The full text of such press releases are furnished as Exhibits 99.1 and 99.2 respectively to this report.
The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2, are being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.
By filing this Current Report on Form 8-K and furnishing this information, Somaxon makes no admission as to the materiality of Item 7.01 in this report or the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2. The information contained in the press release is summary information that is intended to be considered in the context of Somaxon’s filings with the SEC and other public announcements that Somaxon makes, by press release or otherwise, from time to time. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01 Other Events.
On June 9, 2011, Somaxon received a notice from Mylan Pharmaceuticals Inc. containing a “paragraph IV certification” with respect to U.S. Patent No. 7,915,307, which was issued to Somaxon on March 29, 2011 and listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book, for Silenor.
A paragraph IV certification is a certification by a generic applicant that in the opinion of that applicant, a patent listed in the Orange Book for a branded product is invalid, unenforceable, and/or will not be infringed by the manufacture, use or sale of the generic product. On November 3, 2010, Somaxon received a notice from Mylan that it had filed with the FDA an Abbreviated New Drug Application (“ANDA”) for a generic version of Silenor 3 mg and 6 mg tablets.
Somaxon is currently reviewing the details of the notice. Somaxon intends to vigorously enforce its intellectual property rights relating to Silenor, but cannot predict the outcome of this matter. Silenor is protected by nine patents covering approved methods of use of the product and its formulation, all of which are listed in the Orange Book.
For a discussion of risks related to the ANDA filing by Mylan and related litigation, as well as the ANDA filings by Par Pharmaceutical Inc., Actavis Elizabeth LLC and Zydus Pharmaceuticals USA, Inc. and related litigation see the discussion of “Intellectual Property” under the “Business” section of Somaxon’s Annual Report on Form 10-K for the year ended December 31, 2010 filed by Somaxon with the Securities and Exchange Commission (the “SEC”) on March 4, 2011, the “Risk Factors” section of Somaxon’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed by Somaxon with the SEC on May 4, 2011, including the risk factor under the heading “Restrictions on or challenges to our patent rights relating to our products and limitations on or challenges to our other intellectual property rights may limit our ability to prevent third parties from competing against us,” and the Current Reports on Form 8-K filed by Somaxon with the SEC on May 10, 2011, May 12, 2011, May 17, 2011 and May 27, 2011, as well as any updates to such sections contained in Somaxon’s subsequent public disclosure documents.

Somaxon cautions readers that statements included in this report that are not a description of historical facts are forward-looking statements. For example, statements regarding Somaxon’s intention to vigorously enforce its patent rights are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents; the possible introduction of generic competition of Silenor; the scope, validity and duration of patent protection to provide exclusivity for Silenor; Somaxon’s ability to raise sufficient capital to fund its operations, including any patent infringement litigation, and the impact of any such financing activity on the level of its stock price; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.		Description
10.1	†	License Agreement between Somaxon Pharmaceuticals, Inc. and Paladin Labs Inc. dated June 7, 2011

10.2		Supply Agreement between Somaxon Pharmaceuticals, Inc. and Paladin Labs Inc. dated June 7, 2011

10.3		Purchase Agreement between Somaxon Pharmaceuticals, Inc. and Paladin Labs Inc. dated June 7, 2011

99.1		Press Release dated June 8, 2011

99.2		Press Release dated June 13, 2011

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2011	SOMAXON PHARMACEUTICALS, INC.
	By:	/s/ Matthew W. Onaitis
		Name:	Matthew W. Onaitis
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.		Description
10.1	†	License Agreement between Somaxon Pharmaceuticals, Inc. and Paladin Labs Inc. dated June 7, 2011

10.2		Supply Agreement between Somaxon Pharmaceuticals, Inc. and Paladin Labs Inc. dated June 7, 2011

10.3		Purchase Agreement between Somaxon Pharmaceuticals, Inc. and Paladin Labs Inc. dated June 7, 2011

99.1		Press Release dated June 8, 2011

99.2		Press Release dated June 13, 2011

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.